As Filed With the Securities and Exchange Commission on August 5, 2008
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0328265 (I.R.S. Employer Identification No.)

11 Studebaker, Irvine, California 92618
(949) 595-7200
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2006 STOCK INCENTIVE PLAN
2006 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

John McDermott
President and Chief Executive Officer
Endologix, Inc.
11 Studebaker, Irvine, California 92618
(949) 595-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Lawrence B. Cohn
Michael A. Hedge
Stradling Yocca Carlson & Rauth,
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering	aggregate offering	Amount of
Title of securities to be registered	registered(1)	price per share (2)	price	registration fee
Common Stock, par value $0.001 per share	3,250,000 shares	$2.09	$6,792,500	$266.95

(1)	Includes an indeterminate number of additional shares of the registrant’s common stock which may be necessary to adjust the number of shares issued pursuant to the 2006 Employee Stock Purchase Plan and the 2006 Stock Incentive Plan as the result of stock splits, stock dividends or similar adjustments to the registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by the Nasdaq Global Market for our common stock on August 4, 2008, which was $2.09 per share.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     This registration statement relates to the Endologix, Inc. (referred to herein as the “Company”) 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”) and 2006 Stock Incentive Plan (the “2006 Plan”). This registration statement covers an increase of the authorized number of shares of the Company’s common stock purchasable under the 2006 Purchase Plan by 250,000 shares, or from 308,734 shares to 558,734 shares and the increase of the authorized number of shares of Company’s common stock issuable under the 2006 Plan by 3,000,000 shares, or from 2,814,478 shares to 5,814,478 shares, both of which were approved by the Company’s board of directors on April 9, 2008 and subsequently approved by the Company’s stockholders at the Company’s Annual Meeting held on May 22, 2008.

Item 3.	Incorporation of Documents by Reference.
     Pursuant to Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-136370), which has been filed by the Registrant with the Commission, are incorporated herein by reference.

Item 8.	Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 to Endologix Registration Statement on Form S-8, filed with the SEC on August 7, 2006).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2001).

4.3
Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1, No. 333-04560, filed with the SEC on July 10, 1996).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	2006 Stock Incentive Plan, as amended through May 22, 2008.

99.2	2006 Employee Stock Purchase Plan, as amended through May 22, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of August, 2008.

ENDOLOGIX, INC.
By:	/s/ John McDermott
John McDermott
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint John McDermott and Robert J. Krist, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John McDermott John McDermott	President and Chief Executive Officer (Principal Executive Officer)	August 5, 2008
/s/ Robert J. Krist Robert J. Krist	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 5, 2008
/s/ Franklin D. Brown Franklin D. Brown	Chairman of the Board	August 5, 2008
/s/ Paul McCormick Paul McCormick	Director	August 5, 2008
/s/ Roderick de Greef Roderick de Greef	Director	August 5, 2008
/s/ Edward B. Diethrich, M.D. Edward B. Diethrich, M.D.	Director	August 5, 2008
/s/ Jeffrey F. O’Donnell Jeffrey F. O’Donnell	Director	August 5, 2008
/s/ Gregory D. Waller Gregory D. Waller	Director	August 5, 2008

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4.1 to Endologix Registration Statement on Form S-8, filed with the SEC on August 7, 2006).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2001).

4.3
Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1, No. 333-04560, filed with the SEC on July 10, 1996).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP.

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	2006 Stock Incentive Plan, as amended through May 22, 2008.

99.2	2006 Employee Stock Purchase Plan, as amended through May 22, 2008.

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